Exhibit 10.9

Mercato Partners Acquisition Corp.

2750 E. Cottonwood Parkway, Suite #500

Cottonwood Heights, Utah 84121

April 11, 2022

Mercato Management, LLC

2750 E. Cottonwood Parkway, Suite #500

Cottonwood Heights, Utah 84121

Ladies and Gentlemen:

This letter agreement will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement on Form S-1 (the “Registration Statement”) relating to the initial public offering (the “IPO”) of securities of Mercato Partners Acquisition Corp., a Delaware corporation (the “Company”), and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Mercato Management, LLC, a Delaware limited liability company (“Mercato”), shall make available, or cause to be made available, to the Company certain office space, staffing, supplies, communications, secretarial and administrative services as may be reasonably required by the Company from time to time at 2750 E. Cottonwood Parkway, Suite #500, Cottonwood Heights, Utah 84121 (or any successor location). In exchange therefor, the Company shall pay Mercato a sum of $15,000 within two business days of the Effective Date and once per month thereafter until the Termination Date. Mercato hereby agrees that it does not have any right, title, interest, cause of action or claim of any kind (a “Claim”) as a result of or arising out of this letter agreement in or to any monies set aside in a trust account (the “Trust Account”) established for the benefit of the public stockholders of the Company in connection with the consummation of the IPO and hereby irrevocably waives any Claim against the Trust Account it may have in the future as a result of, or arising out of, this letter agreement for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign this letter agreement and any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, including by electronic signature, each of which will be deemed an original and all of which taken together will constitute a single consent. Each party expressly agrees the electronic mail in portable document format (PDF) signatures of the parties will have the same effect as manually signed original signatures. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Sincerely,

MERCATO PARTNERS ACQUISITION CORP.

/s/ Scott Klossner
Name: Scott Klossner
Title: CFO

Agreed and Accepted by:

MERCATO MANAGEMENT, LLC

/s/ Ryan Parker
Name: Ryan Parker
Title: CFO

Signature Page to Administrative Services Letter Agreement